EXHIBIT 5.1

                               LAW OFFICES OF
                       PILLSBURY MADISON & SUTRO LLP
LOS ANGELES                 POST OFFICE BOX 7880               MENLO PARK
NEW YORK            SAN FRANCISCO, CALIFORNIA 94120-7880       ORANGE COUNTY
SACRAMENTO                TELEPHONE (415) 983-1000             SAN DIEGO
SAN FRANCISCO             FACSIMILE (415) 983-1200             SAN JOSE
WASHINGTON, DC                                                 HONG KONG
TOKYO
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WRITER'S OFFICE AND
DIRECT DIAL NUMBER


                                                 March 28, 1996


Chevron Corporation
575 Market Street
San Francisco, CA 94105


   Re:   Registration Statement on Form S-8


Gentlemen:

   With reference to the Registration Statement on Form S-8 to be filed by Chevron Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 4,800,000 shares of the Company's Common Stock issuable pursuant to the Company's Performance Stock Option Program (the "Stock Plan"), it is our understanding that the Company has reserved sufficient stock held in its treasury to cover all options for all shares issuable under the Stock Plan. Accordingly, it is our opinion that such shares of the Common Stock of the Company, when sold in accor-dance with the Stock Plan, will be legally issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                            Very truly yours,


                                            /s/ Pillsbury Madison & Sutro LLP